Exhibit 99.1

AMSC Reports Second Quarter Financial Results

Company to host conference call today at 10 a.m. ET

Devens, MA – November 6, 2012 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and grid leaders, today reported financial results for its second quarter of fiscal year 2012 ended September 30, 2012.

Revenues for the second quarter of fiscal 2012 were $20.9 million, which compares with $20.8 million for the second quarter of fiscal 2011. AMSC increased revenues from its Grid business segment by approximately 20 percent while revenues from the company’s Wind segment declined by approximately 10 percent year over year.

For the second quarter of fiscal 2012, AMSC reported a net loss of $15.9 million, or $0.31 per share. This figure includes a $3.3 million non-cash “mark-to-market” benefit driven by the re-valuation of the derivative liability and warrants associated with the company’s debt financings. For the second quarter of fiscal 2011, AMSC’s net loss was $51.7 million, or $1.02 per share. This figure included approximately $28.2 million in charges related to the termination of a proposed acquisition, litigation expenses against Sinovel Wind Group Co., Ltd. and corporate restructuring activities and impairments.

The company’s non-GAAP net loss for the second quarter of fiscal 2012 was $15.2 million, or $0.29 per share. This compares with a non-GAAP net loss of $22.1 million, or $0.44 per share, for the second quarter of fiscal 2011. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

AMSC’s cash, cash equivalents, marketable securities and restricted cash at September 30, 2012 totaled $73.1 million. This compares with $66.2 million as of March 31, 2012. The increase in cash, cash equivalents, marketable securities and restricted cash was driven by the financings that were completed and announced in the first quarter of fiscal 2012.

“AMSC delivered on its stated financial targets in the second fiscal quarter,” said AMSC President and Chief Executive Officer Daniel P. McGahn. “Our Grid business segment performed well, capitalizing on stable spending in the Transmission & Distribution market, generating year-over-year growth and nearly filling its order book for fiscal 2012. As has been previously reported, conditions in the wind power market are currently challenging, with increased government oversight slowing installations in China and global installations flattening. While second-quarter wind turbine electrical control system shipments from our Wind business segment declined year over year, we are expecting to increase shipments in the second half of the fiscal year based on our existing orders and discussions with our customers.”

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Looking Forward

“We expect to improve our top- and bottom-line performance both sequentially and year over year in the third fiscal quarter,” said McGahn. “As we strive to extend our track record of execution, we will also continue to closely monitor the macro environment, manage our expenses and conserve our cash with the aim to continue improving our financial performance.”

For the third fiscal quarter ending December 31, 2012, AMSC expects that its revenues will exceed $26 million. AMSC expects that its net loss for the quarter will be less than $19 million, or $0.36 per share. This guidance assumes no impact from mark-to-market adjustments related to the derivative liability and warrants. AMSC expects that its non-GAAP (as defined below) net loss for the third quarter of fiscal 2012 will be less than $14 million, or $0.26 per share. AMSC expects to reduce its balance of restricted cash in the third fiscal quarter by paying or settling the majority of its remaining liabilities for adverse purchase commitments, which amounted to approximately $12 million as of September 30, 2012. Factoring in these expected payments and settlements, AMSC expects to have more than $52 million in cash, cash equivalents, marketable securities and restricted cash on December 31, 2012.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the company’s results and its business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 785-830-1924 and using conference ID 9404141.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The company’s solutions are now powering gigawatts of renewable energy globally and enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec and Gridtec are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about future expectations, plans and prospects for the company, including without limitation our prospects for future growth, expectations regarding the sufficiency of our existing cash balance, expectations regarding future financial results and liquidity, product shipments, performance and our ability to reduce our balance of restricted cash by paying or settling liabilities for adverse purchase commitments and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; we may not realize all of the sales expected from our backlog of orders and contracts; our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; we rely upon third-party suppliers for the components and

AMSC Reports Q2 Results	Page 3

subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; if we fail to implement our business strategy successfully, our financial performance could be harmed; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; our contracts with the United States government are subject to audit, modification or termination by the United States government and include certain other provisions in favor of the government; the continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; we have a history of operating losses, and we may incur additional losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; we may require additional funding in the future and may be unable to raise capital when needed; our new debt obligations include certain covenants and other events of default. Should we not comply with the covenants or incur an event of default, we may be required to repay our debt obligations in cash, which could have an adverse effect on our liquidity; we have recorded a liability for adverse purchase commitments with certain of our vendors; should we be required to settle these liabilities in cash, our liquidity could be adversely affected; if we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; we may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; changes in exchange rates could adversely affect our results from operations; growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; we depend on sales to customers in China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and economic environment may affect our financial performance; our products face intense competition, which could limit our ability to acquire or retain customers; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; adverse changes in domestic and global economic conditions could adversely affect our operating results; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; the commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop; there are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; we have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue. We cannot be certain as to the outcome of these proceedings; we have been named as a party to purported stockholder class actions and stockholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our 7% convertible note contains warrants and provisions that could limit our ability to repay the note in shares of common stock and should the note be repaid in stock, shareholders could experience significant dilution; our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; and new regulations related to conflict-free minerals may force us to incur additional expenses. These and the important factors discussed under the caption “Risk Factors” in Part II. Item 1A and Part 1. Item 1A of our Form 10-K/A for the fiscal year ended March 31, 2012, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q2 Results	Page 4

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended September 30,		Six months ended September 30,
	2012	2011	2012	2011
Revenues
Wind	$12,002	$13,449	$28,513	$17,712
Grid	8,865	7,351	21,070	12,146

Total Revenues	20,867	20,800	49,583	29,858

Cost of revenues	20,384	21,937	37,310	38,892

Gross profit (loss)	483	(1,137)	12,273	(9,034)

Cost and operating expenses:
Research and development	3,621	7,276	7,532	15,411
Selling, general and administrative	11,736	17,560	25,535	39,550
Restructuring and impairments	16	4,301	143	4,301
Write-off of advance payment	—	20,551	—	20,551
Amortization of acquisition related intangibles	80	300	161	604

Total cost and operating expenses	15,453	49,988	33,371	80,417

Operating loss	(14,970)	(51,125)	(21,098)	(89,451)

Change in fair value of derivatives and warrants	3,285	—	897	—
Interest (expense) income, net	(2,919)	2	(5,637)	243
Other (expense) income, net	(1,266)	355	(1,143)	920

Loss before income tax expense	(15,870)	(50,768)	(26,981)	(88,288)

Income tax (benefit) expense	79	941	(757)	1,100

Net loss	$(15,949)	$(51,709)	$(26,224)	$(89,388)

Net loss per common share
Basic	$(0.31)	$(1.02)	$(0.51)	$(1.76)

Diluted	$(0.31)	$(1.02)	$(0.51)	$(1.76)

Weighted average number of common shares outstanding
Basic	51,907	50,876	51,551	50,716

Diluted	51,907	50,876	51,551	50,716

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CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2012	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$49,136	$46,279
Marketable securities	5,220	5,304
Accounts receivable, net	15,224	18,999
Inventory	29,674	29,256
Prepaid expenses and other current assets	22,564	31,444
Restricted cash	13,620	12,086
Deferred tax assets	203	203

Total current assets	135,641	143,571

Property, plant and equipment, net	85,462	90,828
Intangibles, net	3,251	3,772
Restricted cash	5,142	2,540
Deferred tax assets	3,129	3,129
Other assets	9,688	11,216

Total assets	$242,313	$255,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$26,595	$37,582
Note payable, current portion, net of discount of $647 as of September 30, 2012	3,584	—
Current portion of convertible note, net of discount of $6,060 as of September 30, 2012	5,978	—
Derivative liability	10,280	—
Adverse purchase commitments	12,080	25,894
Deferred revenue	17,328	19,718
Deferred tax liabilities	3,129	3,129

Total current liabilities	78,974	86,323

Note Payable, net of discount of $276 as of September 30, 2012	5,493	—
Convertible note net of discount of $2,357 as of September 30, 2012	9,681	—
Deferred revenue	1,521	1,558
Deferred tax liabilities	203	203
Other liabilities	1,658	2,093

Total liabilities	97,530	90,177

Stockholders’ equity:
Common stock	531	520
Additional paid-in capital	903,485	896,603
Treasury stock	(307)	(271)
Accumulated other comprehensive income	1,298	2,027
Accumulated deficit	(760,224)	(734,000)

Total stockholders’ equity	144,783	164,879

Total liabilities and stockholders’ equity	$242,313	$255,056

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CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months ended September 30,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(26,224)	$(89,388)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operations:
Depreciation and amortization	6,628	6,670
Stock-based compensation expense	4,039	5,579
Write-off of advanced payment to The Switch	—	20,551
Restructuring charges, net of payments	(49)	2,174
Impairment of long-lived and intangible assets	—	918
Provision for excess and obsolete inventory	421	1,503
Adverse purchase commitment losses (recoveries), net	(8,309)	167
Loss on minority interest investments	1,490	1,351
Change in fair value of convertible notes and warrants	897	—
Non-cash interest expense	4,443	—
Other non-cash items	350	441
Changes in operating asset and liability accounts:
Accounts receivable	2,856	(3,709)
Inventory	(971)	(6,800)
Prepaid expenses and other current assets	8,394	(12,529)
Accounts payable and accrued expenses	(14,900)	(37,633)
Deferred revenue	(2,236)	3,809

Net cash used in operating activities	(23,171)	(106,896)

Cash flows from investing activities:
Net cash (used in) provided by investing activities	(4,935)	76,228

Cash flows from financing activities:
Net cash provided by (used in) financing activities	31,243	(121)

Effect of exchange rate changes on cash and cash equivalents	(280)	517

Net increase (decrease) in cash and cash equivalents	2,857	(30,272)
Cash and cash equivalents at beginning of year	46,279	123,783

Cash and cash equivalents at end of year	$49,136	$93,511

Supplemental schedule of cash flow information:
Cash paid for income taxes, net of refunds	$(752)	$18,147
Issuance of common stock to settle liabilities	2,676	421
Cash paid for interest expense	269	—

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RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET (LOSS) INCOME

(In thousands, except per share data)

	Three months ended September 30,		Six months ended September 30,
	2012	2011	2012	2011
Net loss	$(15,949)	$(51,709)	$(26,224)	$(89,388)
Adverse purchase commitment (recoveries) losses, net	(1,009)	(904)	(8,309)	167
Stock-based compensation	2,044	2,113	4,039	5,579
Amortization of acquisition-related intangibles	80	300	161	604
Restructuring and impairment charges	16	4,301	143	4,301
Executive severance	—	—	—	2,066
Sinovel litigation	304	3,334	424	3,334
Consumption of zero cost-basis inventory	401	(127)	788	(127)
Change in fair value of derivatives and warrants	(3,285)	—	(897)	—
Non-cash interest expense	2,161	—	4,443	—
Write-off of advance payment	—	20,551	—	20,551

Non-GAAP net loss	$(15,237)	$(22,141)	$(25,432)	$(52,913)

Non-GAAP loss earnings per share	$(0.29)	$(0.44)	$(0.49)	$(1.04)

Weighted average shares outstanding *	51,907	50,876	51,551	50,716

*	Diluted shares are used for periods where net income is generated.

RECONCILIATION OF FORECAST GAAP NET LOSS TO NON-GAAP NET LOSS

(In millions, except per share data)

Three months ending December 31, 2012
Net loss	$(19.0)
Amortization of acquisition-related intangibles	0.3
Stock-based compensation	2.5
Non-cash interest expense	2.2

Non-GAAP net loss	$(14.0)

Non-GAAP net loss per share	$(0.26)

Shares outstanding	52.9

Note: Non-GAAP net income (loss) is defined by the company as net income (loss) before adverse purchase commitments (recoveries) losses, net; stock-based compensation; amortization of acquisition-related intangibles; restructuring and impairment charges; executive severance; Sinovel litigation costs; margin on zero cost-basis accounting; non-cash interest expense; change in fair value of derivative liability and warrants and other unusual charges; net of any tax effects related to these items. The company believes non-GAAP net income (loss) assists management and investors in comparing the company’s performance across reporting periods on a consistent basis by excluding these non-cash or non-recurring charges that it does not believe are indicative of its core operating performance. The company also regards non-GAAP net income (loss) as a useful measure of operating performance and cash flow to complement operating income, net income (loss) and other GAAP financial performance measures. In addition, the company uses non-GAAP net (loss) income as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

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Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.

AMSC Contact:

Jason Fredette

Phone: 978-842-3177

Email: jason.fredette@amsc.com